CERTIFICATE OF AMENDMENT

Certificate of Amendment of Certificate of Incorporation of

                         Manchester Equipment Co., Inc.

Under Section 805 of the Business Corporation Law.

We, the undersigned, Barry R. Steinberg, President, and Joel Stemple, Secretary, hereby certify:

1.   The name of the Corporation is Manchester Equipment Co., Inc.

2. The Certificate of its Incorporation was filed by the Department of State on August 21, 1973.

3.   The Certificate of Incorporation is amended:

     a. To change the corporate name. Paragraph FIRST of the Certificate is amended to read:

          "FIRST: The name of the Corporation is Manchester Technologies, Inc."

4. The above amendment to the Certificate of Incorporation was authorized by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the Shareholders, subsequent to the vote of the board of directors.

         In Witness Whereof, the parties have hereto set their hands and seals the day and year first above written.

                                                 /S/  Barry R. Steinberg
                                                      ----------------------
                                                   Barry R. Steinberg, President
         -


                                                 /S/  Joel Stemple
                                                     --------------------------
                                                   Joel Stemple, Secretary

State of New York   )
                              ) ss.:
County of Suffolk   )

     Barry R. Steinberg, being duly sworn deposes and says that he is the President of Manchester Equipment Co., Inc., the Corporation and one of the persons who signed the foregoing Certificate of Amendment, that he has read the Certificate of Amendment and knows the contents thereof and that the same is true to his own knowledge.

Sworn to before me this 18th
Day of January, 2001
 .
/s/ Joel Rothlein
    -------------
     Notary Public


State of New York    )
                     ) ss.:
County of Suffolk    )

         Joel Stemple, being duly sworn deposes and says that he is the Secretary of Manchester Equipment Co., Inc., the Corporation and one of the persons who signed the foregoing Certificate of Amendment, that he has read the Certificate of Amendment and knows the contents thereof and that the same is true to his own knowledge.

Sworn to before me this 18th
Day of January, 2001
 .
/s/ Joel Rothlein
    -------------
  Notary Public